                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                        Event Reported): November 20,1997




                       CHIQUITA BRANDS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




 New Jersey                   1-1550                        04-1923360
(State or other               (Commission                   (IRS Employer
 jurisdiction of              File Number)                  Identification No.)
 incorporation)


                  250 East Fifth Street, Cincinnati, Ohio 45202
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (513) 784-8000

                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this Report.

Item 5.  Other Events.

      The Company is making this filing in order to place the information contained or incorporated by reference herein on file with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934.

      A.  Reference is made to the Pro Forma Financial Information included as
Item 7(b). This pro forma financial information corresponds to the pro forma financial information included in the Company's Current Report on Form 8-K dated September 15, 1997 but, in accordance with Rule 3-12 of Regulation S-X, has been updated to include financial information for the quarter ended September 30, 1997.

      B. Pursuant to the requirements of Rule 3-05 of Regulation S-X, the Company hereby incorporates by reference the following consolidated financial statements of Stokely USA, Inc. ("Stokely") (SEC File No. 0-13943) listed under Item 7(a).

      C. The following information is included in two registration statements being filed under the Securities Act of 1933 and supplements Management's Analysis of Operations and Financial Condition included in the Company's Current Report on Form 10-Q for the quarter ended September 30, 1997:

      For the first nine months of 1997, the Company reported net income from continuing operations of $56 million, after giving effect to a loss of $28 million in the third quarter. At September 30, 1997, Chiquita's accumulated deficit totaled $103 million. The Company's interim results are subject to significant seasonal variations; typically the first six months of the calendar year are the stronger period. Operating income in the third quarter of 1997 compared to the third quarter of 1996 was adversely affected by (1) a stronger dollar, mitigated in part by the Company's foreign currency hedging program, and
(2) increased banana production costs arising from weather-related effects and other influences on current productivity; the adverse impact of these items was partially offset by the benefit of higher local currency pricing for bananas in Europe. These trends, including higher production costs, have continued into the fourth quarter.

Item 7. Financial Statements and Exhibits.

 (a)  Financial Statements of Businesses Acquired.

    1.  Audited financial statements of Stokely, including the notes thereto:

          Independent Auditors' Report dated June 19, 1997
                    (October 10, 1997 as to Note L)

          Consolidated Balance Sheets as of March 31, 1997 and 1996

          Consolidated Statements of Operations for the Years Ended
                     March 31, 1997, 1996 and 1995

          Consolidated Statements of Stockholders' Equity for the Years Ended
                     March 31, 1997, 1996 and 1995

          Consolidated Statements of Cash Flows for the Years Ended
                     March 31, 1997, 1996 and 1995

          Notes to Consolidated Financial Statements

The foregoing consolidated financial statements and Independent Auditors' Report are incorporated by reference to Item 8, pages 42 - 63 of Stokely's Annual Report on Form 10-K for the Year Ended March 31, 1997 as amended on Form 10-K/A filed on October 14, 1997.

    2. Interim financial statements (unaudited) of Stokely for the quarter and six months ended September 30, 1997:

          Consolidated Condensed Balance Sheets -
          September 30, 1997, September 30, 1996 and March 31, 1997

          Consolidated Condensed Statements of Operations -
          Three and Six Months Ended September 30, 1997 and 1996

          Consolidated Condensed Statements of Cash Flows -
          Six Months Ended September 30, 1997 and 1996

          Notes to Consolidated Condensed Financial Statements

The foregoing financial statements and notes are incorporated by reference from
Item 1, pages 3-10 of Stokely's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1997.

      (b)  Pro Forma Financial Information.
                                                                  Page No.

            Chiquita Brands International, Inc.


                Pro Forma Combined Balance Sheet (unaudited)
                as of September 30, 1997                               6

                Pro Forma Combined Income Statement (unaudited)
                for the year ended December 31, 1996                   8

                Pro Forma Combined Income Statement (unaudited)
                for the nine months ended September 30, 1997          10

      (c)  Exhibits

           23.1 Consent of Independent Auditors (Deloitte & Touche, LLP)

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                     PRO FORMA COMBINED FINANCIAL STATEMENTS


      The following unaudited pro forma combined financial statements give effect to the acquisition by Chiquita of Owatonna Canning Company, Olivia Canning Company, Midwest Foods, Inc. and Goodhue Canning Company (collectively, the "Owatonna Companies") and the proposed acquisitions by Chiquita of Stokely and American Fine Foods, Inc. ("AFF"). All of these acquisitions were reported by Chiquita in its Current Report on Form 8-K dated September 15, 1997 (the "September 8-K") and will be accounted for as purchases. The unaudited pro forma combined balance sheet is based on the balance sheets of Chiquita (including the Owatonna Companies, which were acquired in September 1997), Stokely and AFF at September 30, 1997 and has been prepared to reflect the pending acquisitions assuming they had occurred on September 30, 1997. The unaudited pro forma combined income statement for the year ended December 31, 1996 is based on the income statements of Chiquita, Stokely and AFF for the twelve months ended December 31, 1996 and of the Owatonna Companies for the twelve months ended February 28, 1997 and has been prepared as if the acquisitions had occurred on January 1, 1996. The unaudited pro forma combined income statement for the nine months ended September 30, 1997 combines the income statements of Chiquita, the Owatonna Companies, Stokely and AFF for the same period and is prepared as if the acquisitions had occurred on January 1, 1997. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Owatonna Canning Company included in the September 8-K and the historical financial statements and notes thereto of Stokely incorporated by reference in this Form 8-K.

                       Chiquita Brands International, Inc.
                  Pro Forma Combined Balance Sheet (unaudited)
                               September 30, 1997
                                 (in thousands)


                                         Chiquita
                                         (including
                                         Owatonna                                   Pro Forma             Pro Forma
                                         Companies)      Stokely        AFF        Adjustments            Combined
                                        -----------     ---------     --------     -----------           -----------
ASSETS
CURRENT ASSETS
   Cash and equivalents                 $   172,330     $   1,515     $    179     $   (45,977)(a)       $   128,047
   Trade receivables, net                   203,788        12,931        5,776            --                 222,495
   Other receivables, net                    65,726          --            317            --                  66,043
   Inventories                              321,616        91,469       42,444            --                 455,529
   Other current assets                      39,595           750        3,377            (572)(b)            43,150
                                        -----------     ---------     --------     -----------           -----------
     TOTAL CURRENT ASSETS                   803,055       106,665       52,093         (46,549)              915,264
Property, plant and equipment, net        1,143,005        39,625       10,504                             1,193,134
Investments and other assets                312,574         2,507          922                               316,003
Intangibles, net                            156,564          --           --            12,407 (c)           168,971
                                        -----------     ---------     --------     -----------           -----------
     TOTAL ASSETS                       $ 2,415,198     $ 148,797     $ 63,519     $   (34,142)          $ 2,593,372
                                        ===========     =========     ========     ===========           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes and loans payable              $    36,395     $  47,725     $ 20,998     $   (43,723)(a)       $    61,395
   Long-term debt due within
     one year                                90,430        43,300        1,142         (33,227)(a)           101,645
   Accounts payable                         208,307        45,017        5,873            --                 259,197
   Accrued liabilities                      108,691         5,663        6,664           2,700 (d)           123,718
                                        -----------     ---------     --------     -----------           -----------
     TOTAL CURRENT LIABILITIES              443,823       141,705       34,677         (74,250)              545,955
Long-term debt of parent company            696,731          --           --              --                 696,731
Long-term debt of subsidiaries              284,615         2,100        1,112          (1,112)(a)           286,715
Accrued pension and other
   employee benefits                         87,107         2,883          521            (114)(e)            90,397
Other liabilities                            90,246          --          1,193          (3,193)(b)(f)         88,246
                                        -----------     ---------     --------     -----------           -----------
     TOTAL LIABILITIES                    1,602,522       146,688       37,503         (78,669)            1,708,044
                                        -----------     ---------     --------     -----------           -----------
SHAREHOLDERS' EQUITY
   Preferred stock                          253,239          --           --               173 (f)           253,412
   Capital stock                             19,786           572          865             178 (a)(f)(g)      21,401
   Capital surplus                          642,881        43,508        2,498          24,858 (a)(f)(g)     713,745
   Other shareholders' equity                  --            (296)        (526)            822 (g)              --
   Accumulated deficit                     (103,230)      (41,675)      23,179          18,496 (g)          (103,230)
                                        -----------     ---------     --------     -----------           -----------
    TOTAL SHAREHOLDERS' EQUITY              812,676         2,109       26,016          44,527               885,328
                                        -----------     ---------     --------     -----------           -----------
    TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                $ 2,415,198     $ 148,797     $ 63,519     $   (34,142)          $ 2,593,372
                                        ===========     =========     ========     ===========           ===========

NOTE: The Pro Forma Combined Balance Sheet, which gives effect to the acquisition by Chiquita of the Owatonna Companies and the proposed acquisitions of Stokely and AFF, includes pro forma adjustments to reflect:

(a) Assumed repayment of all $23.3 million of AFF debt with cash, assumed repayment of $32.1 million of Stokely long-term debt with approximately 2.1 million shares of Chiquita Common Stock, and assumed reduction of Stokely working capital loans payable to $25 million using cash.
(b) Elimination of deferred tax assets and liabilities of the acquired companies.
(c) The excess of acquisition cost (including transaction costs) over the fair value of net assets acquired, totaling $10.7 million for Stokely and $1.8 million for AFF.
(d) Estimated transaction costs for professional services incurred in connection with the acquisitions.
(e) Adjustment of the accumulated postretirement benefit liabilities of Stokely and AFF.
(f) Issuance of: $11.4 million (.8 million shares) of Chiquita Common Stock in exchange for 100% of the equity of Stokely; $27.2 million (1.8 million shares) of Chiquita Common Stock in exchange for 100% of the equity of AFF; and estimated additional consideration of $1.8 million (.1 million shares) of Chiquita Common Stock and $.2 million (3,500 shares) of Chiquita Series C Preference Stock in connection with the acquisition of the Owatonna Companies. The historical Chiquita balance sheet includes preliminary consideration of $42 million (3.0 million shares) of Chiquita Common Stock and $4 million (.1 million shares) of Chiquita Series C Preference Stock issued in connection with the acquisition of the Owatonna Companies.
(g) Elimination of the shareholders' equity accounts of Stokely and AFF.

purchase price to the net assets acquired. Furthermore, it is not necessarily indicative of the actual or future financial position that would have occurred or will occur upon consummation of the acquisitions of the Owatonna Companies, Stokely and AFF.

                       Chiquita Brands International, Inc.
                 Pro Forma Combined Income Statement (unaudited)
                          Year Ended December 31, 1996
                      (in thousands, except per share data)

                                                           Owatonna                                 Pro Forma         Pro Forma
                                            Chiquita       Companies     Stokely      AFF          Adjustments         Combined
                                           -----------     ---------    ---------   -------        -----------        -----------
Net sales                                  $ 2,435,248     $ 61,885     $ 198,108   $81,111        $ (40,329)(a)      $ 2,736,023

Operating expenses
    Cost of sales                            1,947,888       32,346       160,022    69,178          (38,900)(a)        2,170,534
    Selling, general and
        administrative                         313,490       18,243        30,632     5,458           (1,000)(a)(b)       366,823
    Depreciation                                89,534        2,690         6,675     1,692             (569)(a)          100,022
    Nonrecurring charges                          --           --          26,029      --            (12,500)(a)           13,529
                                           -----------     --------     ---------   -------         --------          -----------
    Operating income (loss)                     84,336        8,606       (25,250)    4,783           12,640               85,115

Interest income                                 28,276          573          --          12           (1,750)(c)           27,111
Interest expense                              (130,232)        (365)      (11,066)   (1,645)           8,400(a)(c)       (134,908)
Other income, net                                  892          163          --          53             --                  1,108
                                           -----------     --------     ---------   -------         --------          -----------

Income (loss) before income taxes              (16,728)       8,977       (36,316)    3,203           19,290              (21,574)
Income taxes                                   (11,000)      (2,755)         --      (1,339)           3,794(d)           (11,300)
                                           -----------     --------     ---------   -------         --------          -----------
Income (loss) before extraordinary item        (27,728)       6,222       (36,316)    1,864           23,084              (32,874)
Less dividends on preferred stock              (11,955)        --            --        --               (208)(e)          (12,163)
                                           -----------     --------     ---------   -------         --------          -----------
Loss before extraordinary item
  attributable to common shares            $   (39,683)    $  6,222     $ (36,316)  $ 1,864         $ 22,876          $   (45,037)
                                           ===========     ========     =========   =======         ========          ===========


Loss per common share before
  extraordinary item - primary
  and fully diluted                        $      (.72)                                                               $     (0.71)
                                           ===========                                                                ============
Shares used to calculate loss
  per common share before
  extraordinary item                            55,167                                                                     63,338
                                           ===========                                                                ===========


NOTE: This Pro Forma Combined Income Statement, which gives effect to the acquisition of the Owatonna Companies and the proposed acquisitions of Stokely and AFF by Chiquita, includes pro forma adjustments to reflect:

(a) Elimination of: revenues and direct operating expenses of Stokely's frozen vegetable business; interest expense ($1.6 million) from borrowings associated with frozen vegetable assets; and nonrecurring charges resulting from Stokely's sale of this business. The acquisition of Stokely by Chiquita does not include any assets or operating activity in the frozen vegetable business.
(b) Amortization of goodwill totaling $0.3 million arising from the acquisitions on a straight-line basis over 40 years.
(c) Reductions of interest expense of:
    -  $1.6 million due to the assumed repayment of all AFF debt with cash;
    - $4.3 million due to the assumed repayment of $32.1 million of Stokely long-term debt with approximately 2.1 million shares of Chiquita Common Stock; and
    - $.9 million due to the assumed reduction of Stokely working capital loans payable remaining after giving effect to the disposition of the frozen vegetable business to an average balance of $25 million using cash.
    Interest income is reduced by $1.8 million to reflect the use of cash equivalents for these debt repayments.
(d) Elimination of tax expense of the Owatonna Companies and AFF as a result of including these companies in the Chiquita consolidated tax returns.
(e) Dividends on Chiquita Series C Preference Stock issued in connection with the acquisition of the Owatonna Companies.

The Pro Forma Combined Income Statement does not include any adjustment to eliminate $13.5 million ($.21 per share on a pro forma basis) of nonrecurring charges which are principally associated with the closing and write-down of plant and office facilities and are included in Stokely's historical operating income.

This Pro Forma Combined Income Statement is based on a preliminary allocation of purchase price to the net assets acquired. Furthermore, it is not necessarily indicative of the actual operating results of the combined companies had the acquisitions occurred on January 1, 1996 or of future results of the combined companies.

                       Chiquita Brands International, Inc.
                 Pro Forma Combined Income Statement (unaudited)
                      Nine Months Ended September 30, 1997
                      (in thousands, except per share data)

                                                      Owatonna                                   Pro Forma          Pro Forma
                                      Chiquita       Companies     Stokely        AFF           Adjustments         Combined
                                     -----------     --------     ---------     --------        -----------       -----------
Net sales                            $ 1,833,904     $ 44,714     $ 109,563     $ 53,611            --            $ 2,041,792

Operating expenses
   Cost of sales                       1,412,100       25,930        87,335       43,772            --              1,569,137
   Selling, general and
     administrative                      223,479       17,255        20,384        4,163        $ (1,692) (a)(b)      263,589
   Depreciation                           64,418        2,171         3,631        1,163            --                 71,383
                                     -----------     --------     ---------     --------        --------          -----------

   Operating income (loss)               133,907         (642)       (1,787)       4,513           1,692              137,683

Interest income                           12,481          330          --              6          (1,100)(c)           11,717
Interest expense                         (82,482)        (177)       (7,334)        (645)          4,600 (c)          (86,038)
Other income, net                            656          164          --             34            --                    854
                                     -----------     --------     ---------     --------        --------          -----------

Income before income taxes                64,562         (325)       (9,121)       3,908           5,192               64,216
Income taxes                              (8,200)         109          --         (1,264)            855 (d)           (8,500)
                                     -----------     --------     ---------     --------        --------          -----------
Net income (loss)                         56,362         (216)       (9,121)       2,644           6,047               55,716
Less dividends on preferred
   stock                                 (12,672)        --            --           --              (152)(e)          (12,824)
                                     -----------     --------     ---------     --------        --------          -----------
Net income (loss) attributable
   to common shares                  $    43,690     $   (216)    $  (9,121)    $  2,644        $  5,895          $    42,892
                                     ===========     ========     =========     ========        ========          ===========


Earnings per common share:
   - Primary                         $      0.77                                                                     $   0.66
   - Fully diluted                   $      0.77                                                                     $   0.66

Shares used to calculate earnings
per common share:
   - Primary                              56,869                                                                       64,733
   - Fully diluted                        56,979                                                                       64,843


NOTE: This Pro Forma Combined Income Statement, which gives effect to the acquisition of the Owatonna Companies and the proposed acquisitions of Stokely and AFF by Chiquita, includes pro forma adjustments to reflect:

(a) Amortization of goodwill totaling $.2 million arising from the acquisitions on a straight-line basis over 40 years.
(b) Transaction costs for professional services incurred by the acquired companies totaling $1.9 million.
(c) Reductions of interest expense of:
    - $.6 million due to the assumed repayment of all AFF debt with cash;
    - $2.9 million due to the assumed repayment of $32.1 million of Stokely long-term debt with approximately 2.1 million shares of Chiquita Common Stock; and
    - $1.1 million due to the assumed reduction of Stokely working capital loans payable to an average balance of $25 million using cash.
    Interest income is reduced by $1.1 million to reflect the use of cash equivalents for these debt repayments.
(d) Elimination of tax expense of the Owatonna Companies and federal tax expense of AFF as a result of including these companies in the Chiquita consolidated tax returns.
(e) Dividends on Chiquita Series C Preference Stock issued in connection with the acquisition of the Owatonna Companies.

This Pro Forma Combined Income Statement is based on a preliminary allocation of purchase price to the net assets acquired. Furthermore, it is not necessarily indicative of the actual operating results of the combined companies had the acquisitions occurred on January 1, 1997 or of the future results of the combined companies.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 20, 1997                 CHIQUITA BRANDS INTERNATIONAL, INC.

                                        By:      /s/ William A. Tsacalis
                                        -----------------------------------
                                                 William A. Tsacalis
                                                 Vice President and Controller


                                       12